Exhibit 20.1
Page 1 of 3

Navistar Financial 1993-A Owner Trust
For the Month of January 1997
Distribution Date of February 18, 1997

Original Pool Amount                       $335,002,547.77
Beginning Pool Balance                      $26,176,994.58
Beginning Pool Factor                            0.0781397

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)       $2,390,400.28
  Interest Collected                           $190,408.01

Additional Deposits:
  Repurchase Amounts                                 $0.00
  Final Purchase of Receivables             $22,635,314.85
  Liquidation Proceeds/Recoveries                    $0.00
Total Additional Deposits                   $22,635,314.85

Repos/Chargeoffs                                   $745.86
Aggregate Number of Notes Charged Off                   26

Total Available Funds                       $25,216,123.14

Ending Pool Balance                         $23,785,848.44
Ending Pool Factor                               0.0710020

Servicing Fee                                   $21,814.16

Repayment of Servicer Advances                       $0.00

Reserve Account:
  Beginning Balance                          $6,729,717.57
  Target Percentage                                   7.50%
  Target Balance                                       N/A
  Minimum Balance                            $6,700,050.96
  (Release)/Deposit                         $(6,729,717.57)
  Ending Balance                                     $0.00

Current Weighted Average APR:                        8.482%
Current Weighted Average Remaining Term (months):   (12.83)

                                           Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                             324,594.94      232
    31-60 days                              72,135.51       62
    60+ days                                16,334.73       13
    Total                                  413,065.18      244

  Balances:  60+ days                      194,799.22       13

Memo Item - Reserve Account
  Prior Month                           $6,700,050.96
  Invest. Income                            29,666.61
  -Transfer (to)/from collection acct.          $0.00
    Beginning Balance                   $6,729,717.57

Exhibit 20.1
Page 2 of 3

Navistar Financial 1993-A Owner Trust
For the Month of January 1997

                                                                 NOTES
                                                       CLASS A-1
                                      TOTAL         (MONEY MARKET)     CLASS A-2       CERTIFICATES
Original Pool Amount
 Distributions:                   $335,002,547.77  $127,300,000.00  $195,976,000.00   $11,726,547.77
 Distribution Percentages                                  100.00%           95.50%            4.50%
 Turbo Percentages                                         100.00%            0.00%            0.00%
 Coupon                                                     3.475%           4.475%           4.800%

Beginning Pool Balance             $26,176,994.58
Ending Pool Balance                $23,785,848.44

Collected Principal                $25,025,715.13
Collected Interest                    $190,408.01
Liquidation Proceeds/Recoveries             $0.00
Charge-Offs                               $745.86
Servicing                              $21,814.16

  Total Collections Available
    for Debt Service               $25,194,308.98

Beginning Balance                  $14,926,656.84            $0.00   $11,875,024.16    $3,051,632.68

Interest Due                           $56,490.47            $0.00       $44,283.94       $12,206.53
Interest Paid                          $56,490.47            $0.00       $44,283.94       $12,206.53
Principal Due                      $14,926,656.84            $0.00   $11,875,024.16    $3,051,632.67
Principal Paid                     $14,926,656.84            $0.00   $11,875,024.16    $3,051,632.67
Turbo Principal                             $0.00            $0.00            $0.00            $0.00

Ending Balance                              $0.00            $0.00            $0.00            $0.00
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                                 0.0000000000     0.0000000000

Total Distributions                $14,983,147.31            $0.00   $11,919,308.10    $3,063,839.20

Interest Shortfall                          $0.00            $0.00            $0.00            $0.00
Principal Shortfall                         $0.00            $0.00            $0.00            $0.00
 Total Shortfall (required from Reserve)    $0.00            $0.00            $0.00            $0.00

Excess Servicing                      $111,357.52
Excess final purchase amount       $10,099,804.15
Beginning Reserve Account Balance   $6,729,717.57
(Release)/Draw                     $(6,729,717.57)
Ending Reserve Account Balance              $0.00


Exhibit 20.1
Page 3 of 3

Navistar Financial 1993-A Owner Trust
For the Month of January 1997


Trigger Events:  A) Loss Trigger
                 B) Delinquency Trigger
                 C) Noteholders Percent Trigger

                                   5               4               3               2               1
                                Sep 1996        Oct 1996        Nov 1996        Dec 1996        Jan 1997
Beg. Pool Balance            $37,836,410.79  $35,082,641.40  $31,910,289.11  $29,156,630.51  $26,176,994.58

A) Loss Trigger:
Principal of Contracts
  Charged off                       $724.85     $151,871.25      $10,589.58         $740.55         $745.86
Recoveries                       $27,912.85      $96,731.28      $86,019.31     $108,599.19           $0.00

Total Charged off
  (Months 5,4,3)                $163,185.68
Total Recoveries
  (Months 3,2,1)                 194,618.50
Net Loss/(Recoveries)
  for 3 Mos.                  $  (31,432.82)(a)

Total Balance
  (Months 5,4,3)            $104,829,341.30(b)

Loss Ratio Annualized[(a/b)(12)]    -0.3598%

Trigger:  Is Ratio> 1.5%                 No

B) Delinquency Trigger:
   Balance delinquency 60+ days                                 $287,153.81      $83,601.50     $194,799.22
   As a % of Beginning Pool Balance                                0.89988%        0.28673%        0.74416%
   Three Month Average                                             0.75459%        0.61254%        0.64359%

Trigger:  Is Average> 2.0%            No

C) Noteholders Percent Trigger:  0.0000%
   Ending Reserve Account Balance
    not less than 1% of Initial Aggregate
   Receivables Balance

Trigger:  Is Minimum < 1.0%          Yes

  Navistar Financial Corporation


by:  /s/ R. W. CAIN
         R. W. CAIN
         Vice President and Treasurer